A special meeting of each fund's shareholders was held on June 18, 2013. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.A
	# of Votes	% of Votes
Ned C. Lautenbach
Affirmative	25,828,395,115.78	94.160
Withheld	1,602,101,684.27	5.840
TOTAL	27,430,496,800.05	100.000
Ronald P. O'Hanley
Affirmative	25,907,936,922.24	94.450
Withheld	1,522,559,877.81	5.550
TOTAL	27,430,496,800.05	100.000
David A. Rosow
Affirmative	25,805,492,959.91	94.076
Withheld	1,625,003,840.14	5.924
TOTAL	27,430,496,800.05	100.000
Garnett A. Smith
Affirmative	25,892,258,831.97	94.393
Withheld	1,538,237,968.08	5.607
TOTAL	27,430,496,800.05	100.000
William S. Stavropoulos
Affirmative	25,738,476,030.34	93.832
Withheld	1,692,020,769.71	6.168
TOTAL	27,430,496,800.05	100.000
Michael E. Wiley
Affirmative	25,923,640,743.27	94.507
Withheld	1,506,856,056.78	5.493
TOTAL	27,430,496,800.05	100.000
PROPOSAL 2
To approve a management contract between Banking Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	340,347,649.37	87.561
Against	20,233,959.90	5.206
Abstain	14,639,575.03	3.766
Broker Non-Vote	13,476,953.57	3.467
TOTAL	388,698,137.87	100.000
PROPOSAL 2
To approve a management contract between Brokerage and Investment Management Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	366,104,561.21	84.794
Against	17,259,309.38	3.998
Abstain	24,139,215.72	5.590
Broker Non-Vote	24,258,494.24	5.618
TOTAL	431,761,580.55	100.000
PROPOSAL 2
To approve a management contract between Consumer Finance Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	197,165,570.88	90.003
Against	7,782,770.67	3.553
Abstain	6,696,794.90	3.057
Broker Non-Vote	7,421,293.15	3.387
TOTAL	219,066,429.60	100.000
PROPOSAL 2
To approve a management contract between Financial Services Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	382,192,548.48	87.833
Against	23,451,875.71	5.389
Abstain	18,355,961.00	4.218
Broker Non-Vote	11,139,709.07	2.560
TOTAL	435,140,094.26	100.000
PROPOSAL 2
To approve a management contract between Insurance Portfolio and Fidelity SelectCo, LLC.
	# of Votes	% of Votes
Affirmative	255,832,293.53	90.434
Against	13,509,772.19	4.776
Abstain	8,843,289.67	3.126
Broker Non-Vote	4,710,096.53	1.664
TOTAL	282,895,451.92	100.000

A Denotes trust-wide proposal and voting results.